Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Hollywood Casino Shreveport and Subsidiaries and of Shreveport Capital Corporation (collectively, the “Companies”) for the period ended September 30, 2004 as filed with the Securities and Exchange Commission, I, Tonya Tarrant, Chief Financial Officer of HCS I, Inc., Managing General Partner of Hollywood Casino Shreveport, Shreveport Capital Corporation and HWCC-Louisiana, Inc., certify pursuant to 18 U.S.C. Section §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that to the best of my knowledge:

(1)                                  the Quarterly Report on Form 10-Q for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Quarterly Report on Form 10-Q for the period ended September 30, 2004 fairly presents, in all material respects, the Companies’ financial condition and results of operations.

Hollywood Casino Shreveport
By: HCS I, Inc., its Managing Partner;
Shreveport Capital Corporation; and
HWCC-Louisiana, Inc.

Date: November 12, 2004	By:	/s/ Tonya Tarrant
Tonya Tarrant
Chief Financial Officer